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                           XL CAPITAL ASSURANCE INC.,
                                   as Insurer,

                              INDYMAC BANK, F.S.B.
                             as Seller and Servicer,

                               INDYMAC MBS, INC.,
                                  as Depositor,

              INDYMAC HOME EQUITY MORTGAGE LOAN ASSET-BACKED TRUST,
                                 SERIES 2006-H3
                                as Issuing Entity

                                       and

                      DEUTSCHE BANK NATIONAL TRUST COMPANY,
                              as Indenture Trustee

                        INSURANCE AND INDEMNITY AGREEMENT

              INDYMAC HOME EQUITY MORTGAGE LOAN ASSET-BACKED TRUST,
                                 SERIES 2006-H3,
          HOME EQUITY MORTGAGE LOAN ASSET-BACKED NOTES, SERIES 2006-H3

                         Dated as of September 29, 2006




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TABLE OF CONTENTS

(This Table of Contents is for convenience of reference only and shall not be deemed to be part of this Insurance Agreement. All capitalized terms used in this Insurance Agreement and not otherwise defined shall have meanings set forth in Article I of this Insurance Agreement.)

                                                                               Page
ARTICLE I DEFINITIONS........................................................     3
   Section 1.01.  Defined Terms..............................................     3
   Section 1.02.  Other Definitional Provisions..............................     7
ARTICLE II REPRESENTATIONS, WARRANTIES AND COVENANTS.........................     7
   Section 2.01.  Representations and Warranties.............................     7
   Section 2.02.  Affirmative Covenants......................................    15
   Section 2.03.  Negative Covenants.........................................    22
   Section 2.04.  Representations, Warranties and Covenants of the Insurer...    23
ARTICLE III THE POLICY; REIMBURSEMENT........................................    27
   Section 3.01.  Issuance of the Policy.....................................    27
   Section 3.02.  Payment of Fees and Premium................................    28
   Section 3.03.  Reimbursement Obligation...................................    29
   Section 3.04.  Indemnification............................................    30
   Section 3.05.  Payment Procedure..........................................    33
   Section 3.06.  Subrogation................................................    34
   Section 3.07.  Deductions.................................................    34
ARTICLE IV FURTHER AGREEMENTS................................................    34
   Section 4.01.  Effective Date; Term of the Insurance Agreement............    34
   Section 4.02.  Waiver of Rights...........................................    35
   Section 4.03.  Obligations Absolute.......................................    35
   Section 4.04.  Assignments; Reinsurance; Third-Party Rights...............    36
   Section 4.05.  Liability of the Insurer...................................    37
ARTICLE V DEFAULTS AND REMEDIES..............................................    38
   Section 5.01.  Defaults...................................................    38
   Section 5.02.  Remedies; No Remedy Exclusive..............................    39
   Section 5.03.  Waivers....................................................    40
ARTICLE VI MISCELLANEOUS.....................................................    40
   Section 6.01.  Third-Party Beneficiary....................................    40
   Section 6.02.  Amendments, Etc............................................    41
   Section 6.03.  Notices....................................................    41
   Section 6.04.  Severability...............................................    42
   Section 6.05.  Governing Law..............................................    42
   Section 6.06.  Consent to Jurisdiction....................................    42
   Section 6.07.  Consent of the Insurer.....................................    43
   Section 6.08.  Counterparts...............................................    43
   Section 6.09.  Headings...................................................    43
   Section 6.10.  Trial by Jury Waived.......................................    43
   Section 6.11.  Limited Liability..........................................    44
   Section 6.12.  Limitation of Owner Trustee Liability......................    44
   Section 6.13.  Entire Agreement...........................................    44
   Section 6.14.  No Partnership.............................................    44
   Section 6.15.  No Petition................................................    45

                                      - 1 -




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      This INSURANCE AND INDEMNITY AGREEMENT (as amended, modified or supplemented from time to time, this "Insurance Agreement"), dated as of September 29, 2006, is by and among XL CAPITAL ASSURANCE INC., as Insurer, INDYMAC BANK, F.S.B. ("IndyMac"), as Seller and Servicer, INDYMAC MBS, INC., as Depositor, INDYMAC HOME EQUITY MORTGAGE LOAN ASSET-BACKED TRUST, SERIES 2006-H3 (the "Issuing Entity" or the "Trust") and DEUTSCHE BANK NATIONAL TRUST COMPANY, as Indenture Trustee with respect to the IndyMac Home Equity Mortgage Loan Asset-Backed Trust, Series 2006-H3, Home Equity Mortgage Loan Asset-Backed Notes, Series 2006-H3 (the "Notes").

                              W I T N E S S E T H :

      WHEREAS, pursuant to the terms of that certain Mortgage Loan Purchase Agreement, dated as of September 29, 2006 (as the same may be amended, modified or supplemented from time to time, the "Mortgage Loan Purchase Agreement"), by and between the Seller and the Depositor, the Seller has transferred and assigned to the Depositor certain adjustable rate, first lien and second lien revolving home equity line of credit loans (the "Mortgage Loans");

      WHEREAS, the Depositor has transferred and assigned its entire interest in the Mortgage Loans to the Indenture Trustee pursuant to that certain Sale and Servicing Agreement, dated as of September 14, 2006 (as the same may be amended, modified or supplemented from time to time as set forth therein, the "Sale and Servicing Agreement"), by and among the Seller and Servicer, the Depositor, the Trust and the Indenture Trustee, for the benefit of the Noteholders and the Insurer;

      WHEREAS, an Amended and Restated Trust Agreement, dated as of September 29, 2006, by and among the Depositor, the Owner Trustee and the Administrator (as may be amended, modified or supplemented from time to time as set forth therein, the "Trust Agreement") provides for, among other things the formation of the Issuing Entity and the issuance of certain certificates representing undivided beneficial ownership interests in the Trust (the "Certificates");

      WHEREAS, an Indenture, dated as of September 29, 2006, by and between the Trust and the Indenture Trustee (as may be amended, modified or supplemented from time to time as set forth therein, the "Indenture") provides for, among other things, the issuance of the Notes, representing indebtedness of the Trust;

      WHEREAS, the Notes will be secured by all of the Issuing Entity's right, title and interest in the Mortgage Loans and certain other accounts and funds;

      WHEREAS, the Insurer has agreed to issue the Policy, as provided in
Article III of this Insurance Agreement, pursuant to which it will agree to pay in favor of the Indenture Trustee for the benefit of the Holders of the Class A Notes (as defined herein), certain payments in respect of the Class A Notes;

      WHEREAS, the Insurer shall be paid a Premium for the Policy as set forth herein; and

      WHEREAS, each of IndyMac and the Depositor has undertaken certain obligations in consideration for the Insurer's issuance of the Policy;

                                      - 2 -




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      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      Section 1.01. Defined Terms.

      Unless the context clearly requires otherwise, all capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Policy or, if not defined therein, in the Sale and Servicing Agreement or the Indenture. For purposes of this Insurance Agreement, the following terms shall have the following meanings:

      "1119 Parties" means each of IndyMac Bank, F.S.B., IndyMac MBS, Inc., the Issuing Entity, Deutsche Bank National Trust Company, each of the Underwriters, and Wilmington Trust Company.

      "Access Trigger Event" means the occurrence of any Default, Rapid Amortization Event, Event of Servicer Termination, Insurance Agreement Event of Default, Trigger Event or event which with notice and/or the passage of time would become an Event of Servicer Termination or an Insurance Agreement Event of Default, which event has not been waived or cured, or any reduction of any servicer rating assigned to the Servicer by Moody's or S&P as of the Closing Date.

      "Certificates" has the meaning given such term in the Recitals section of this Insurance Agreement.

      "Class A Notes" means the IndyMac Home Equity Mortgage Loan Asset-Backed Trust, Series 2006-H3, Home Equity Mortgage Loan Asset-Backed Notes, Series 2006-H3, Class A Notes.

      "Closing Date" means September 29, 2006.

      "Cut-off Date" means the close of business on September 14, 2006.

      "Data Tape" has the meaning assigned to such term in Section 2.02(a)(iv)(1) of this Insurance Agreement.

      "Default" means any Event of Default or any event or circumstance that, with the giving of notice or the lapse of time or both, would result in an Event of Default.

      "Depositor" means IndyMac MBS, Inc., a Delaware corporation, or any successor thereto.

      "Documents" has the meaning given such term in Section 2.01(xi) of this Insurance Agreement.

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      "Event of Default" means any event of default specified in Section 5.01 of this Insurance Agreement.

      "Final Offering Document" means the Prospectus, dated June 24, 2006, as supplemented by the prospectus supplement, dated September 27, 2006, in respect of the Class A Notes.

      "Financial Statements" means, with respect to IndyMac, (i) the consolidated statements of financial condition as of June 30, 2006, December 31, 2005, and December 31, 2004, and the statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2005, and the notes thereto and (ii) its unaudited six-month statements of financial condition as of June 30, 2006 and June 30, 2005.

      "Holder" has the meanings given such term in the Policy.

      "Incorporation Termination Date" means March 31, 2007 or if, prior to January 31, 2007, the Insurer receives a written notification from the Depositor that no Form 15D will be filed prior to such date with the SEC in respect of the Notes (a "No Form 15D Notice"), the first March 31 to occur thereafter as of which the Insurer shall not have received, on or before January 31 in the same year in which such March 31 occurs, a No Form 15D Notice prior to such date; provided, that if the Annual Report on Form 10-K for the Issuing Entity that was due on or before the Incorporation Termination Date is filed late, it shall be deemed to have been filed prior to the Incorporation Termination Date for purposes of this Insurance Agreement.

      "Indemnification Agreement" means the Indemnification Agreement, dated as of September 27, 2006, among the Insurer, IndyMac and the Underwriters.

      "Indenture" has the meaning given such term in the Recitals section of this Insurance Agreement.

      "Insurance Agreement" has the meaning given such term in the Recitals section of this Insurance Agreement.

      "Insurer" means XL Capital Assurance Inc., or any successor thereto, as issuer of the Policy.

      "Insurer Financial Statements" has the meaning given such term in Section 2.04(j) of this Insurance Agreement.

      "Insurer Information" means the information in the Preliminary Offering Document and the Final Offering Document regarding the Insurer, which consists solely of the information set forth under the caption "The Insurer and The Policy" and the financial statements of the Insurer and XL financial Assurance Ltd. ("XLFA") as of December 31, 2005 and December 31, 2004 and for each of the years in the three-year period ended December 31, 2005 as provided to the Depositor for inclusion in the Offering Documents or incorporated therein by reference or specifically referred to therein, and the unaudited financial statements of the Insurer and XLFA for the three-month and six-month periods ended June 30, 2006 and June 30, 2005 as provided to the Depositor for inclusion in the Preliminary Offering Document or incorporated therein by reference or specifically referred to therein.

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      "Investment Company Act" means the Investment Company Act of 1940, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

      "Issuing Entity" means IndyMac Home Equity Mortgage Loan Asset-Backed Trust, Series 2006-H3.

      "Late Payment Rate" means the lesser of (a) the greater of (i) the per annum rate of publicly announced from time to time by Citibank, N.A. as its "prime rate" (any change in such rate of interest to be effective on the date such change is announced by Citibank, N.A.), plus 2% per annum, and (ii) the then applicable highest rate of interest on the Class A Notes and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates, as determined by the Insurer. The Late Payment Rate for any Payment Date shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

      "Material Adverse Change" means, in respect of any Person, a material adverse change in (i) the ability of such Person to perform its obligations under any of the Operative Documents or (ii) the business, management, financial condition, results of operations, assets or properties of such Person. References to a "Material Adverse Change" herein which do not refer to a particular Person mean a Material Adverse Change with regard to the Seller, the Servicer, the Depositor or the Issuing Entity.

      "Moody's" means Moody's Investors Service, Inc., and any successor thereto.

      "Mortgage Loan Purchase Agreement" has the meaning given such term in the Recitals section of this Insurance Agreement.

      "Mortgage Loans" means the mortgage loans included in the Trust Fund.

      "Notes" has the meaning given such term in the Recitals section of this Insurance Agreement.

      "Offering Documents" means any of the Preliminary Offering Document, the Final Offering Document (each as further supplemented by any subsequent amendment or supplement thereto), and any other offering document in respect of the Class A Notes.

      "Operative Documents" means this Insurance Agreement, the Notes, the Mortgage Loan Purchase Agreement, the Sale and Servicing Agreement, the Custodial Agreement, the Trust Agreement and the Indenture and each other document contemplated by any of the foregoing to which the Depositor, the Issuing Entity, the Indenture Trustee or IndyMac is a party.

      "Person" means an individual, joint stock company, trust, unincorporated association, joint venture, corporation, business or owner trust, partnership or other organization or entity (whether governmental or private).

      "Policy" means the Financial Guaranty Insurance Policy, No. CA03295A, together with all endorsements thereto, issued by the Insurer in favor of the Indenture Trustee, for the benefit of the Holders of the Class A Notes.

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      "Preliminary Offering Document" means the free writing prospectus, dated
September 25, 2006, in respect of the Class A Notes.

      "Premium" means the premium payable in accordance with the Insurance Agreement, which shall be payable as "Premium Amounts" pursuant as the Premium Letter and payable in accordance with the Indenture.

      "Premium Letter" means the letter agreement among the Insurer, the Indenture Trustee, IndyMac and the Depositor dated the date hereof in respect of the Premium payable in consideration of the issuance of the Policy.

      "Prospectus Supplement" means the portion of the Final Offering Document that is the Prospectus Supplement, dated September 27, 2006.

      "Registration Statement" means the registration statement on Form S-3 (No. 333-132042), including the prospectus, relating to the Class A Notes, at the time it became effective.

      "Regulation AB" has the meaning assigned to such term in the Sale and Servicing Agreement.

      "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

      "Sale and Servicing Agreement" has the meaning given such term in the Recitals section of this Insurance Agreement.

      "Securities Act" means the Securities Act of 1933, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

      "Securities Exchange Act" means the Securities Exchange Act of 1934, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

      "Seller" means IndyMac, in its capacity as seller under the Mortgage Loan Purchase Agreement.

      "Transaction" means the transactions contemplated by the Operative Documents, including the transactions described in the Offering Documents.

      "Trust Agreement" has the meaning assigned to such term in the Recitals section of this Insurance Agreement.

      "Trust Fund" has the meaning given such term in the Sale and Servicing Agreement.

      "Trust Indenture Act" means the Trust Indenture Act of 1939, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

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      "Underwriter Information" has the meaning assigned to such term in the
Indemnification Agreement.

      "Underwriters" means Lehman Brothers Inc., IndyMac Securities Corporation, Bear, Stearns & Co., Inc., Credit Suisse Securities (USA) LLC and Goldman Sachs & Co.

      "Underwriting Agreement" means the Underwriting Agreement, dated September 27, 2006, among the Underwriters, IndyMac and the Depositor with respect to the Class A Notes, as amended, modified or supplemented from time to time.

      Section 1.02. Other Definitional Provisions.

      The words "hereof," "herein" and "hereunder" and words of similar import when used in this Insurance Agreement shall refer to this Insurance Agreement as a whole and not to any particular provision of this Insurance Agreement. Section, subsection, Schedule and Exhibit references are to this Insurance Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The words "include" and "including" shall be deemed to be followed by the phrase "without limitation."

                                   ARTICLE II
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

      Section 2.01. Representations and Warranties.

      (a) Representations and Warranties of IndyMac. IndyMac, in its capacity as the Seller and the Servicer, represents and warrants as of the Closing Date as follows:

            (i) Due Organization and Qualification. IndyMac is a federal savings bank organized under the laws of the United States, and is duly organized, validly existing and in good standing under the laws of the United States. It is, or will become, duly qualified to do business, is, or will be, in good standing and has obtained, or will obtain, all necessary consents, licenses, permits, charters, registrations and approvals (together, "approvals") necessary for the conduct of its business as currently conducted and as described in the Offering Documents and the performance of its obligations under the Operative Documents to which it is a party in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Operative Document unenforceable in any material respect or would have a material adverse effect upon the Transaction.

            (ii) Power and Authority. It has all necessary corporate or other power and authority to conduct its business as currently conducted and as described in the Offering Documents, to execute and deliver, and to perform its obligations under, the Operative Documents to which it is a party and to consummate the Transaction.

            (iii) Due Authorization. The execution, delivery and performance of the Operative Documents by it have been duly authorized by all necessary corporate or other action and does not require any additional approvals or consents, or other action by or

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      any notice to or filing with any Person, including any governmental entity or any of its stockholders or other owners, which have not previously been obtained or given by it.

            (iv) Noncontravention. The execution and delivery by it of the Operative Documents to which it is a party, the consummation of the Transaction and the satisfaction of the terms and conditions of the Operative Documents do not and will not:

                  (1) conflict with or result in any breach or violation of any provision of its organizational documents or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to it or any of its material properties, including regulations issued by any administrative agency or other governmental authority having supervisory powers over it, which conflict, breach or violation reasonably could be expected to result in a Material Adverse Change;

                  (2) constitute a default by it under, result in the acceleration of any obligation under, or breach any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which it is a party or by which any of its properties is or may be bound or affected, which default, acceleration or breach reasonably could be expected to result in a Material Adverse Change; or

                  (3) result in or require the creation of any lien upon or in respect of any of its assets, which lien reasonably could be expected to result in a Material Adverse Change, other than any lien created by the Operative Documents.

            (v) Legal Proceedings. There is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator against or affecting it or any of its subsidiaries, any of its properties or rights or any of its subsidiaries or any of the Mortgage Loans pending or, to its knowledge after reasonable inquiry, threatened, which, in any case, if decided adversely to it or any of its subsidiaries could result in a Material Adverse Change with respect to it.

            (vi) Valid and Binding Obligations. The Operative Documents to which it is a party, when executed and delivered by it and the other parties thereto, will constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles and public policy considerations as to rights of indemnification for violations of federal securities laws. The Class A Notes, when executed, authenticated and delivered in accordance with the Indenture, will be validly issued and outstanding and entitled to the benefits of the Indenture. It will not at any time in the future deny that the Operative Documents to which it is a party constitute its legal, valid and binding obligations.

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            (vii) Financial Statements. The Financial Statements of IndyMac,
      copies of which have been furnished to the Insurer, (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the financial condition and results of operations of IndyMac as of the dates and for the periods indicated and
      (iii) have been prepared in accordance with generally accepted accounting principles consistently applied, except as noted therein (subject to normal year-end adjustments). Since the date of the most recent Financial Statements, there has been no Material Adverse Change with respect to it and it is not subject to any contingent liabilities or commitments that, individually or in the aggregate, have a material possibility of causing a Material Adverse Change in respect of it.

            (viii) Compliance with Law, etc. No practice, procedure or policy employed or proposed to be employed by IndyMac in the conduct of its business violates any law, regulation, judgment, agreement, order or decree applicable to it which, if enforced, could result in a Material Adverse Change.

            (ix) Good Title; Absence of Liens or Security Interest. The Issuing Entity is the owner of, and has good and marketable title to, all of the Collateral free and clear of all liens and has full right, power and lawful authority to assign, transfer and pledge the Collateral (and any documents which are a part thereof) and all such substitutions therefor and additions thereto delivered under the Indenture.

            (x) Indenture Trustee's Security Interest. On the Closing Date, the Indenture Trustee shall have a first priority reflected security interest in the Mortgage Loans and all other Collateral.

            (xi) Taxes. It has filed prior to the date hereof all federal and state tax returns that are required to be filed and has paid all taxes, including any assessments received by it that are not being contested in good faith, to the extent that such taxes have become due, except with respect to any failures to file or pay that, individually or in the aggregate, would not result in a Material Adverse Change with respect to it. Any taxes, fees and other governmental charges payable by it in connection with the transaction, the execution and delivery of the Operative Documents to which it is a party and the issuance of the Class A Notes have been paid or shall have been paid at or prior to the Closing Date if such taxes, fees or other governmental changes were due on or prior to the Closing Date.

            (xii) Accuracy of Information. Neither the Operative Documents, the Offering Documents nor other material information relating to the Mortgage Loans or IndyMac or IndyMac's operations (collectively, the "Documents"), as amended, supplemented or superseded, furnished to the Insurer in writing or in electronic form by it in connection with the Transaction, including, without limitation, the Data Tape contains any statement of a material fact which was untrue or misleading in any material respect when made. It does not have any knowledge of any circumstances that could reasonably be expected to cause the Documents to include a statement of material fact which is untrue or misleading when made. Since the furnishing of the Documents, there has been no change nor any development or event involving a prospective change known to it that would render any

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      of the Documents untrue or misleading in any material respect. Without limiting the generality of the foregoing, the information in the Data Tape with respect to each Mortgage Loan is true and correct as of the Cut-off Date.

            (xiii) Compliance With Securities Laws. The offering and sale of the Class A Notes complies in all material respects with all requirements of law, including the registration requirements of applicable securities laws. Without limiting the foregoing, the Offering Documents do not contain any untrue statement of a material fact and do not omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made with respect to the Insurer Information, the representations, warranties and covenants of the Insurer or the Underwriter Information. The offering of the Class A Notes has not been and will not be in violation of the Securities Act or any other federal or state securities laws. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended. Based upon advice of legal counsel, the Indenture is not required to be qualified under the Trust Indenture Act and the Depositor is not required to be registered as an "investment company" under the Investment Company Act.

            (xiv) Operative Documents. Each of its representations and warranties contained in the applicable Operative Documents is true and correct in all material respects and it hereby makes each such representation and warranty to, and for the benefit of, the Insurer as if the same were set forth in full herein; provided, however, that the remedy available to the Insurer hereunder for any breach of a representation and warranty of the Seller in Section 3.02 of the Mortgage Loan Purchase Agreement, the Seller in Section 2.03 of the Sale and Servicing Agreement, and the remedy with respect to any defective Mortgage Loan or any Mortgage Loan as to which there has been a breach of a representation or warranty under Section 3.01 of the Mortgage Loan Purchase Agreement and Section
      2.04 of the Sale and Servicing Agreement shall be limited to the remedies specified in the related Operative Document.

            (xv) Solvency; Fraudulent Conveyance. It is solvent and will not be rendered insolvent by the Transaction, is adequately capitalized in light of its anticipated business activities and, after giving effect to the Transaction, it will not be left with an unreasonably small amount of capital with which to engage in the ordinary course of its business, and it does not intend to incur, nor does it believe that it has incurred, debts beyond its ability to pay as they mature. It does not contemplate the commencement of insolvency, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of it or any of its assets. The amount of consideration being received by it upon the transfer, sale, pledge or assignment of the Mortgage Loans or the Class A Notes, as applicable, and the amount of consideration received by it upon the transfer, sale, pledge or assignment of the Mortgage Loans, pursuant to the terms and conditions of the related Operative Documents constitutes reasonably equivalent value and fair consideration for the Mortgage Loans or the Class A Notes, as applicable. It is not transferring or pledging the Mortgage Loans or the Class A Notes, as applicable, as provided in the Operative Documents, with any intent to hinder, delay or defraud any of its creditors.

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            (xvi) Primary Beneficiary of Trust or Qualifying SPE Status. With
      respect to the Trust, IndyMac Bank F.S.B. is either the primary beneficiary of the Trust (as the term is defined in FASB Interpretation No. 46 issued by the Financial Accounting Standards Board) or the Trust is a Qualifying SPE (as such term is defined in Statement of Financial Accounting Standards No. 140 issued by the Financial Accounting Standards Board).

            (xvii) Compliance With Anti-Money Laundering Laws. No practice, procedure or policy employed or proposed to be employed by it in the conduct of its business violates any anti-money laundering law or regulation (including without limitation, the USA PATRIOT Act, Public Law No. 107-56 (2001), and regulations promulgated thereunder) applicable to it.

      (b) Representations and Warranties of the Depositor.

            (i) Due Organization and Qualification. The Depositor is a Delaware corporation, is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Depositor is, or will become, duly qualified to do business, is, or will be, in good standing and has obtained, or will obtain, all necessary consents, licenses, permits, charters, registrations and approvals (together, "approvals") necessary for the conduct of its business as currently conducted and as described in the Offering Documents and the performance of its obligations under the Operative Documents to which it is a party in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Operative Document to which it is a party unenforceable in any material respect or would have a material adverse effect upon the Transaction.

            (ii) Power and Authority. The Depositor has all necessary corporate or other power and authority to conduct its business as currently conducted and as described in the Offering Documents, to execute and deliver, and to perform its obligations under, the Operative Documents to which it is a party and to consummate the Transaction.

            (iii) Due Authorization. The execution, delivery and performance of the Operative Documents by the Depositor have been duly authorized by all necessary corporate or other action and does not require any additional approvals or consents, or other action by or any notice to or filing with any Person, including any governmental entity or any of the stockholders or other owners of the Depositor, which have not previously been obtained or given by the Depositor.

            (iv) Noncontravention. The execution and delivery by the Depositor of the Operative Documents to which it is a party, the consummation of the Transaction and the satisfaction of the terms and conditions of the Operative Documents do not and will not:

                  (1) conflict with or result in any breach or violation of any provision of the applicable organizational documents of the Depositor or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Depositor or any of its material properties, including regulations issued by any administrative agency or other governmental authority having supervisory powers over the Depositor, which conflict, breach or violation reasonably could be expected to result in a Material Adverse Change;

                  (2) constitute a default by the Depositor under, result in the acceleration of any obligation under, or breach any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which the Depositor is a party or by which any of its properties is or may be bound or affected, which default, acceleration or breach reasonably could be expected to result in a Material Adverse Change; or

                  (3) result in or require the creation of any lien upon or in respect of any assets of the Depositor, which lien reasonably could be expected to result in a Material Adverse Change, except as otherwise contemplated by the Operative Documents.

            (v) Legal Proceedings. There is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator against or affecting the Depositor or any of its subsidiaries, any properties or rights of the Depositor or any of its subsidiaries or any of the Class A Notes pending or, to the Depositor's knowledge, threatened, which, in any case, if decided adversely to the Depositor or any such subsidiary could result in a Material Adverse Change with respect to the Depositor.

            (vi) Valid and Binding Obligations. The Operative Documents to which it is a party, when executed and delivered by the Depositor and the other parties thereto, will constitute the legal, valid and binding obligations of the Depositor, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles and public policy considerations as to rights of indemnification for violations of federal securities laws. The Class A Notes, when executed, authenticated and delivered in accordance with the Indenture, will be validly issued and outstanding and entitled to the benefits of the Indenture. The Depositor will not at any time in the future deny that the Operative Documents to which it is a party constitute the legal, valid and binding obligations of the Depositor.

            (vii) Accuracy of Information. None of the Operative Documents contains any statement of a material fact with respect to the Depositor which was untrue or misleading in any material respect when made. With respect to information relating to the Depositor contained in the Operative Documents, there has been no change nor any development or event involving a prospective change known to the Depositor that would render any such information with respect to the Depositor untrue or misleading in any material respect. There is no fact known to the Depositor which has a material possibility of causing a Material Adverse Change with respect to the Depositor or the Class A Notes.

            (viii) Compliance With Securities Laws. The offering of the Class A Notes complies in all material respects with all requirements of law, including the registration requirements of applicable securities laws.

            (ix) Operative Documents. Each of the representations and warranties of the Depositor contained in the applicable Operative Documents is true and correct in all material respects and the Depositor hereby makes each such representation and warranty to, and for the benefit of, the Insurer as if the same were set forth in full herein.

            (x) Solvency; Fraudulent Conveyance. The Depositor is solvent and will not be rendered insolvent by the Transaction and, after giving effect to the Transaction, the Depositor will not be left with an unreasonably small amount of capital with which to engage in the ordinary course of its business, and the Depositor does not intend to incur, nor does the Depositor believe that it has incurred, debts beyond its ability to pay as they mature. The Depositor does not contemplate the commencement of insolvency, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of itself or any of its assets. The amount of consideration being received by the Depositor upon the sale of the Class A Notes constitutes reasonably equivalent value and fair consideration for the Class A Notes. The Depositor is not selling the Class A Notes, as provided in the Underwriting Agreement, with any intent to hinder, delay or defraud any of its creditors.

            (xi) Taxes. The Depositor is not delinquent in the filing of any federal and state tax returns that are required to be filed and is not delinquent in the payment of any taxes, including any assessments received by it that are not being contested in good faith, to the extent that such taxes have become due, except with respect to any failures to file or pay that, individually or in the aggregate, would not result in a Material Adverse Change with respect to the Depositor. Any taxes, fees and other governmental charges payable by the Depositor in connection with the transaction, the execution and delivery of the Operative Documents to which it is a party and the issuance of the Class A Notes have been paid or shall have been paid at or prior to the Closing Date if such taxes, fees or other governmental changes were due on or prior to the Closing Date.

            (xii) Compliance With Anti-Money Laundering Laws. No practice, procedure or policy employed or proposed to be employed by the Depositor in the conduct of its business violates any anti-money laundering law or regulation (including without limitation, the USA PATRIOT Act, Public Law No. 107-56 (2001), and regulations promulgated thereunder) applicable to it.

      (c) Representations, Warranties and Covenants of Indenture Trustee. The Indenture Trustee represents and warrants to, as of the Closing Date, and covenants with the other parties hereto as follows:

            (i) Due Organization and Qualification. The Indenture Trustee is duly organized, existing and authorized to engage in the business of banking as a national bank.

            (ii) Due Authorization. The Indenture Trustee has full power, authority and right to execute, deliver and perform the Operative Documents to which it is a party, and has taken all necessary steps to authorize the execution, delivery and performance by it of the Operative Documents to which it is a party.

            (iii) Due Execution. The Operative Documents to which the Indenture Trustee is a party have been duly executed and delivered by the Indenture Trustee.

      (d) Representations and Warranties of the Issuing Entity. Each of IndyMac, the Depositor and the Issuing Entity represents and warrants with respect to the Issuing Entity, as of the Closing Date, and covenants with the other parties hereto, as follows:

            (i) Due Organization and Qualification. The Issuing Entity is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware. The Issuing Entity is, or will become, duly qualified to do business, is, or will be, in good standing and has obtained, or will obtain, all necessary consents, licenses, permits, charters, registrations and approvals (together, "approvals") necessary for the conduct of its business as currently conducted and as described in the Offering Documents and the performance of its obligations under the Operative Documents to which it is a party in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Operative Document to which it is a party unenforceable in any material respect or would have a material adverse effect upon the Transaction.

            (ii) Power and Authority. The Issuing Entity has all necessary power and authority to conduct its business as currently conducted and as described in the Offering Documents, to execute and deliver, and to perform its obligations under, the Operative Documents to which it is a party and to consummate the Transaction.

            (iii) Due Authorization. The execution, delivery and performance of the Operative Documents by the Issuing Entity have been duly authorized by all necessary action and does not require any additional approvals or consents, or other action by or any notice to or filing with any Person, including any governmental entity or any of the beneficial owners of the Issuing Entity, which have not previously been obtained by the Issuing Entity.

            (iv) Noncontravention. The execution and delivery by the Issuing Entity of the Operative Documents to which it is a party, the consummation of the Transaction and the satisfaction of the terms and conditions of the Operative Documents do not and will not:

                  (1) conflict with or result in any breach or violation of any provision of the applicable organizational documents of the Issuing Entity or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Issuing Entity or any of its material properties, including regulations issued by any administrative agency or other governmental authority having supervisory powers over the Issuing Entity;

                  (2) constitute a default by the Issuing Entity under, result in the acceleration of any obligation under, or breach any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which the Issuing Entity is a party or by which any of its properties is or may be bound or affected, which default, acceleration or breach reasonably could be expected to result in a Material Adverse Change; or

                  (3) result in or require the creation of any lien upon or in respect of any assets of the Issuing Entity, which lien reasonably could be expected to result in a Material Adverse Change, except as otherwise contemplated by the Operative Documents.

            (v) Legal Proceedings. There is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator against or affecting the Issuing Entity, any properties or rights of the Issuing Entity or any of the Class A Notes pending or, to the knowledge of IndyMac, the Depositor or the Issuing Entity, threatened, which, in any case, if decided adversely to the Issuing Entity or any such subsidiary could result in a Material Adverse Change with respect to the Issuing Entity.

            (vi) Valid and Binding Obligations. The Operative Documents to which it is a party, when executed and delivered by the Issuing Entity and the other parties thereto, will constitute the legal, valid and binding obligations of the Issuing Entity, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles and public policy considerations as to rights of indemnification for violations of federal securities laws. The Issuing Entity will not at any time in the future deny that the Operative Documents to which it is a party constitute the legal, valid and binding obligations of the Issuing Entity.

            (vii) Operative Documents. Each of the representations and warranties of the Issuing Entity contained in the applicable Operative Documents is true and correct in all material respects and each of IndyMac, the Depositor and the Issuing Entity hereby makes each such representation and warranty to, and for the benefit of, the Insurer as if the same were set forth in full herein.

      Section 2.02. Affirmative Covenants.

      (a) Affirmative Covenants of IndyMac. IndyMac, in its capacity as the Seller and the Servicer, hereby agrees that during the term of this Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

            (i) Compliance With Agreements and Applicable Laws. It shall comply within the grace periods provided therein in all material respects with the terms and conditions of and perform its obligations under the Operative Documents to which it is a party in all cases in which failure so to comply or perform would result in a default thereunder and shall comply in all material respects with all requirements of any law, rule or regulation applicable to it.

            (ii) Existence. It and its successors and assigns shall maintain its existence as a federal savings bank and shall at all times continue to be duly organized under the laws of the United States and duly qualified and duly authorized (as described in subsections 2.01(a), (b) and (c) hereof) and shall conduct its business in accordance with the terms of its applicable organizational documents; provided, however, that nothing contained herein shall prohibit the amendment of such documents or the sale, merger or consolidation of the Servicer in accordance with the requirements of the Operative Documents; provided, further, that a change its form of organization or any sale, merger or consolidation of the Seller shall not be considered a breach of this clause (b), so long as such change, sale, merger or consolidation could not reasonably be expected to result in a Material Adverse Change.

            (iii) Financial Statements; Accountants' Reports; Other Information. It shall keep or cause to be kept in reasonable detail books and records of account of its assets and business relating to the Transaction. It shall furnish or cause to be furnished to the Insurer:

                  (1) Annual Financial Statements. As soon as available, and in any event within 105 days after the close of each fiscal year, its statement of operations, equity and cash flows for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied, and, accompanied by the audit opinion of IndyMac's independent accountants (which shall be a nationally recognized independent public accounting firm or otherwise acceptable to the Insurer) and by a certificate relating to such statements equivalent to the certificate required by Section 2.02(a)(ii).

                  (2) Quarterly Financial Statements. Within 60 days after the end of each of the first three fiscal quarters in each of its fiscal years, the unaudited consolidated statements of operation, equity and cash flows for the portion of the fiscal year then ended, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles consistently applied (subject to normal year-end adjustments); each delivery of quarterly financial statements shall be accompanied by a certificate of one (or more) corporate officers stating that the quarterly financial statements are correct in all material respects and present fairly the financial condition and results of operation of IndyMac and its subsidiaries as of the dates and for the periods indicated, in accordance with generally accepted accounting principles consistently applied (subject to normal year-end adjustments).

                  (3) Initial Report. On or before the Closing Date, a copy of the magnetic tape or Mortgage Loan Schedule in the form of an electronic database or spreadsheet file, using database or spreadsheet software that is readily available to the Insurer, to be delivered to the Indenture Trustee on the Closing Date setting forth, as to each Mortgage Loan, the information required under the definition of "Mortgage Loan Schedule" in the Sale and Servicing Agreement.

            (iv) Other Information. IndyMac shall furnish or cause to be furnished to the Insurer upon request:

                        (1) HELOC Data. (A) On or before the Closing Date, a copy of a magnetic tape (the "Data Tape") setting forth, as to each HELOC, the information required under the definition of "Mortgage Loan Schedule" in the Sale and Servicing Agreement and (B) on each Payment Date, (x) the complete servicing tape provided by the Servicer to the Indenture Trustee with respect to such Payment Date, including updated HELOC data, including changes to information discovered to have been incorrect, and including codes indicating the delinquency status of each HELOC (e.g., less than 30 days delinquent, 30-59 days delinquent, 60-89 days delinquent, 90+ days delinquent) and identifying Mortgage Loans that are in foreclosure, Mortgage Loans for which the mortgagor is the subject of a bankruptcy or other insolvency proceeding, and Mortgage Loans that have been converted into real estate owned ("REO"), (y) a report identifying any Mortgage Loans that were modified, waived or amended during the prior calendar month and
                        (z) any other information reasonably requested by the Insurer.

                        (2) Other Information. (A) Promptly upon receipt thereof, copies of all schedules, financial statements or other similar reports delivered to or by the Seller, the Servicer, the Issuing Entity or the Depositor pursuant to the terms of any of the Operative Documents,
                        (B) promptly upon request, such other data regarding the Loans, the servicing and administration of the Mortgage Loans, the Transaction or the IndyMac's financial condition as the Insurer may reasonably request and (C) all information required to be furnished by the Seller, the Servicer, the Issuing Entity or the Depositor to the Owner Trustee, the Indenture Trustee, the Noteholders or the Certificateholders simultaneously with the furnishing thereof to the Owner Trustee, the Indenture Trustee, the Noteholders or the Certificateholders, as the case may be.

      The information supplied pursuant to clause (1) above will be in Excel or Word format or another form of an electronic data file accessible by the Insurer by means of standard application software; provided, however, that the information required to be furnished pursuant to Section 2.02(iv)(1)(B) may be made available on IndyMac's internet website.

            (v) Access to Records; Discussions with Officers and Accountants. It shall, upon the reasonable request of the Insurer once each calendar year or otherwise promptly following an Access Trigger Event and on a semi-annual basis thereafter until such Access Trigger Event is no longer in effect, permit the Insurer or its authorized agents:

                  (1) to inspect its books and records and the books and records of it as they may relate to the Mortgage Loans, the Class A Notes, its obligations under the Operative Documents to which it is a party and the Transaction (including, without limitation, access to information reasonably required for purposes of complying with FASB Financial Interpretation No. 46 and SFAS 140; provided that the Insurer will maintain confidentiality with respect to such information in accordance with its internal policies);

                  (2) to discuss its affairs, finances and accounts as they relate to the Mortgage Loans, the Class A Notes, the Transaction or, with respect to the Servicer, its ability to perform its obligations under the Operative Documents;

                  (3) to discuss its affairs, finances and accounts with its independent accountants; provided, however, that its officers shall have the right to be present during such discussions; and

                  (4) to conduct a review of the Servicer's practices as a Servicer through reviews of the Mortgage Loans, reappraisals of Mortgaged Properties and reviews of servicing practices.

      Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of the Seller or the Servicer, as applicable, and shall be at the cost of the Seller or the Servicer up to once in any 12-month period, or more often if an Access Trigger Event has occurred, and shall otherwise be at the cost of the Insurer. The books and records of the Seller and the Servicer shall be maintained at the address designated herein for receipt of notices, unless the Seller or the Servicer shall otherwise advise the parties hereto in writing.

            (vi) Notice of Material Events. It shall be obligated promptly to inform the Insurer in writing of the occurrence of any of the following (of which it obtains actual knowledge):

                        (1) the submission of any claim or the initiation or threat of any legal process, litigation or administrative or judicial investigation, or rule making or disciplinary proceeding by or against it that (A) relates to the Mortgage Loans, the Class A

                        Notes, the Transaction or its ability to perform its obligations under any Operative Documents and would be required to be disclosed to potential purchasers of the Class A Notes if the Class A Notes were at the time being publicly offered or to the IndyMac's shareholders or (B) could result in a Material Adverse Change, or the initiation of any proceeding or the promulgation of any proposed or final rule (but only to the extent it has actual knowledge thereof) which would likely result in a Material Adverse Change;

                        (2) any change in its jurisdiction of organization;

                        (3) the occurrence of any Default or Event of Default or any Material Adverse Change;

                        (4) the commencement of any proceedings by or against it under any applicable bankruptcy, reorganization, liquidation, rehabilitation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been, or may be, appointed or requested for it or any of its assets;

                        (5) the receipt of notice that (A) it is being placed under regulatory supervision, (B) any license, permit, charter, registration or approval materially necessary for the conduct of its business (including its mortgage business) is to be, or may be, suspended or revoked or
                        (C) it is to cease and desist any practice, procedure or policy employed by it in the conduct of its business (including its mortgage business), and such suspension, revocation or cessation may reasonably be expected to result in a Material Adverse Change; or

                        (6) the receipt of an order from a bank regulator requiring it (a) to reorganize or recapitalize itself or to acquire or be acquired by any other bank or (b) to restate its financial statements.

            (vii) Financing Statements and Further Assurances. IndyMac shall cause to be filed all necessary financing statements or other instruments, and any amendments or continuation statements relating thereto, necessary to be kept and filed in such manner and in such places as may be required by law to preserve and protect fully the interest of the Indenture Trustee in the Trust Estate. Upon the reasonable request of the Insurer from time to time, IndyMac shall, and shall exert all reasonable efforts to cause all other necessary parties to, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within twenty days of such request, such amendments hereto and such further instruments and take such further action as may be reasonably necessary to effectuate the intention, performance and provisions of the Operative Documents.

            (viii) Maintenance of Licenses. IndyMac and any of its successors, and the Depositer and the Issuing Entity has and shall maintain all licenses, permits, charters and registrations the loss or suspension of which, or the failure to hold which, could reasonably be expected to result in a Material Adverse Change.

            (ix) Retirement of Class A Notes. The Seller shall instruct the Indenture Trustee upon a retirement or other payment of all of the Class A Notes, to surrender the Policy to the Insurer for cancellation.

            (x) Rating Agencies. It and any of its successors will cooperate with S&P and Moody's in connection with any review of the Transaction that may be undertaken by S&P and Moody's after the date hereof.

            (xi) Servicing of Mortgage Loans. All Mortgage Loans will be serviced in all material respects in compliance with the Sale and Servicing Agreement.

            (xii) Corporate Formalities. IndyMac shall, and shall cause the Depositor and the Issuing Entity to, observe all the formalities necessary to preserve its corporate or trust existence, as applicable, under the laws of the State of its formation.

            (xiii) Incorporation of Covenants. It agrees to comply with its covenants set forth in the Operative Documents and hereby incorporate such covenants by reference as if each were set forth herein.

            (xiv) Incorporation by Reference. The Depositor shall cause the Issuing Entity or agents acting on its behalf to respond to Item 7 of each Form 10-D filing as required pursuant to Regulation AB with respect to the Class A Notes, that the Issuing Entity is incorporating by reference any Insurer Financial Statements filed by the Insurer or its parent during the period covered by such Form 10-D, together with the Commission filing number of the Insurer and its parent, as applicable.

            (xv) Right of Rescission Notices. No later than 45 days after the Closing Date, IndyMac shall present evidence to the Insurer satisfactory to the Insurer of the cure of issues concerning missing or defective notices of rights of rescission reported by the Underwriters' due diligence service provider, for at least 35 of the Mortgage Loans for which such issues were reported by such due diligence provider. If IndyMac fails to present such evidence of cure by such 45th day, and if IndyMac's long-term unsecured debt rating from S&P or Fitch, Inc. is subsequently reduced below "BBB-" before the third anniversary of the Cut-off Date, IndyMac, the Depositor and the Issuing Entity shall permit the Insurer to perform due diligence on the files for up to 10% of the Mortgage Loans then remaining in the Trust Fund, at IndyMac's expense. If any such due diligence uncovers missing or defective right of rescission notices with respect to 5% or more of the Mortgage Loans so reviewed, IndyMac, the Depositor and the Issuing Entity shall permit the Insurer to extend its due diligence review to 100% of the files for the Mortgage Loans then in the Trust Fund. Any such missing or defective or missing right of rescission notice shall be deemed to be a breach of a representation and warranty set forth in Section 3.01 of the Mortgage Loan Purchase Agreement and in Section 2.04 of the Sale and Servicing Agreement and must be cured or repurchased by IndyMac as described in the Mortgage Loan Purchase Agreement and the Sale and Servicing Agreement.

      (b) Affirmative Covenants of the Depositor. The Depositor hereby agrees that during the term of this Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

            (i) Compliance With Agreements and Applicable Laws. The Depositor shall comply within the grace periods provided therein in all material respects with the terms and conditions of and perform its obligations under the Operative Documents to which it is a party and shall comply with all requirements of any law, rule or regulation applicable to it in all circumstances where non-compliance reasonably could be expected to result in a Material Adverse Change. The Depositor will not at any time in the future deny that the Operative Documents to which it is a party constitutes its legal, valid and binding obligations.

            (ii) Existence. The Depositor and its successors and assigns shall maintain its corporate existence, and shall at all times continue to be duly organized under the laws of the State of Delaware and duly qualified and duly authorized (as described in subsections 2.01(B)(a), (b) and (c) hereof) and shall conduct its business in accordance with the terms of its applicable organizational documents; provided, however, that nothing contained herein shall prohibit the amendment of such documents or the sale, merger or consolidation of the Depositor in accordance with the requirements of the Operative Documents.

            (iii) Further Assurances. The Depositor shall, upon the reasonable request of the Insurer, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within thirty (30) days of such request, such amendments hereto and such further instruments and take such further action as may be reasonably necessary to effectuate the intention, performance and provisions of the Operative Documents. In addition, the Depositor agrees to cooperate with S&P and Moody's in connection with any review of the Transaction which may be undertaken by S&P and Moody's after the date hereof.

            (iv) Closing Documents; Post Closing Matters. The Depositor shall cause to be delivered within 60 days of the Closing Date two closing sets to the Insurer and one closing set to its counsel, which closing sets shall include execution copies of each of the Operative Documents other than the Class A Notes.

            (v) Disclosure Document. It will not use, or distribute to any Person for use, any information relating to the Insurer unless such information has been furnished by the Insurer and the use or distribution of such information has been approved by the Insurer in writing. The Insurer hereby consents to the inclusion of the information in respect of the Insurer included as of the date hereof in the Preliminary Offering Document and the Final offering Document. Any Offering Document delivered with respect to the Class A

      Notes shall clearly disclose that the Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law.

            (vi) Compliance With Anti-Money Laundering Laws. The Depositor shall not employ any practice, procedure or policy in the conduct of its business that would violate any anti-money laundering law or regulation (including without limitation, the USA PATRIOT Act, Public Law No. 107-56
      (2001), and regulations promulgated thereunder) applicable to it.

      IndyMac shall use its best efforts to cause the Depositor to observe the provisions of this Section 2.02.

      Section 2.03. Negative Covenants.

      (a) Negative Covenants of IndyMac. IndyMac, in its capacity as Seller and the Servicer, hereby agrees that during the term of this Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

            (i) Impairment of Rights. It shall not take any action, or fail to take any action, if such action or failure to take action may result in a material adverse change as described in clause (i) of the definition of Material Adverse Change, nor interfere in any material respect with the enforcement of any rights of the Insurer under or with respect to any of the Operative Documents. It shall give the Insurer written notice when any event, action or, to its knowledge, omission to act, may result in a material adverse change as described in clause (i) of the definition of Material Adverse Change, on the earlier of: (i) the date upon which any publicly available filing or release is made with respect to such event, action or omission to act and (ii) promptly prior to the date of occurrence of such event, action or failure to act. It shall furnish to the Insurer all information reasonably requested by it that is necessary to determine compliance with this paragraph.

            (ii) Waiver, Amendments, Etc. Except as provided in and in accordance with the Operative Documents, it shall not modify, waive or amend, or consent to any modification, waiver or amendment of, any of the terms, provisions or conditions of the Operative Documents to which it is a party (other than any amendment to the Offering Documents required by law) without the prior written consent of the Insurer thereto, which consent shall not be unreasonably withheld, conditioned or delayed.

            (iii) Limitation on Mergers, Etc. It shall not consolidate with or merge with or into any Person or transfer all or substantially all of its assets to any Person or liquidate or dissolve except as provided in the Operative Documents or as permitted hereby. It shall furnish to the Insurer all information requested by the Insurer that is reasonably necessary to determine compliance with this paragraph.

            (iv) Successors. It shall not terminate or designate, or consent to the termination or designation of, any successor Servicer or Indenture Trustee without the prior written approval of the Insurer.

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            (v) Bankruptcy Remoteness. The Seller shall not cause either the
      Depositor or the Issuing Entity to fail to be a bankruptcy remote entity.

      (b) Negative Covenants of the Depositor. The Depositor hereby agrees that during the term of this Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

            (i) Impairment of Rights. The Depositor shall not take any action, or fail to take any action, if such action or failure to take action may result in a material adverse change as described in clause (i) of the definition of Material Adverse Change, nor interfere in any material respect with the enforcement of any rights of the Insurer under or with respect to any of the Operative Documents. The Depositor shall give the Insurer written notice when any event, action or, to the knowledge of the Depositor, omission to act, in each case, of the Depositor, may result in a material adverse change as described in clause (i) of the definition of Material Adverse Change, on the earlier of: (i) the date upon which any publicly available filing or release is made with respect to such event, action or omission to act and (ii) promptly prior to the date of occurrence of such event, action or failure to act. The Depositor shall furnish to the Insurer all information reasonably requested by it that is necessary to determine compliance with this paragraph.

            (ii) Waiver, Amendments, Etc. Except as provided in and in accordance with the Operative Documents, the Depositor shall not modify, waive or amend, or consent to any modification, waiver or amendment of, any of the terms, provisions or conditions of the Operative Documents to which it is a party (other than any amendment to the Offering Documents required by law) without the prior written consent of the Insurer thereto, which consent shall not be unreasonably withheld, conditioned or delayed.

            (iii) Limitation on Mergers, Etc. The Depositor shall not consolidate with or merge with or into any Person or transfer all or substantially all of its assets to any Person or liquidate or dissolve except as provided in the Operative Documents. The Depositor shall furnish to the Insurer all information requested by the Insurer that is reasonably necessary to determine compliance with this paragraph.

            (iv) Successors. The Depositor shall not terminate or designate, or consent to the termination or designation of, any successor Indenture Trustee without the prior written approval of the Insurer.

      Section 2.04. Representations, Warranties and Covenants of the Insurer.

      The Insurer represents and warrants as of the Closing Date or such other date as specified below, and, in the case of Section 2.04(h) below, covenants during the term of this Insurance Agreement, to each of IndyMac and the Depositor as follows:

      (a) Organization and Licensing. The Insurer is a duly incorporated and existing New York stock insurance company licensed to do business in the State of New York and is in good standing under the laws of such state.

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      (b) Corporate Power. The Insurer has the corporate power and authority to issue the Policy, execute and deliver this Insurance Agreement and perform all of its obligations hereunder and thereunder.

      (c) Authorization; Approvals; No Conflicts. The issuance of the Policy and the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate proceedings and will not result in any violation of (i) any law, regulation, rule or order applicable to the Insurer,
(ii) the Insurer's organizational documents or (iii) any material indenture, contract or other agreement to which the Insurer is a party. No further approvals or filings of any kind, including, without limitation, any further approvals of or further filings with any governmental agency or other governmental authority, or any approval of the Insurer's board of directors or stockholders, are necessary for the Policy and this Insurance Agreement to constitute the legal, valid and binding obligations of the Insurer.

      (d) Enforceability. The Policy, when issued, and this Insurance Agreement will each constitute a legal, valid and binding obligation of the Insurer, enforceable in accordance with its terms, subject to applicable laws affecting the enforcement of creditors' rights generally.

      (e) Insurer Information. The Insurer Information in the Prospectus Supplement, is limited due only to the fact that the Insurer is not the registrant under the Securities Act of 1933 in the transaction described in the Prospectus Supplement and, therefore, does not purport to provide the scope of disclosure required to be included in a prospectus under the Securities Act of 1933, in connection with the public offer and the sale of securities of the Insurer, if Insurer were the registrant. Within such limited scope of disclosure, as of the date of the Prospectus Supplement and as of the Closing Date, the Insurer Information does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      (f) No Litigation. There are no actions, suits, proceedings or investigations pending or, to the best of the Insurer's knowledge, threatened against it at law or in equity or before or by any court, governmental agency, board or commission or any arbitrator which would cause a Material Adverse Change.

      (g) Confidential Information. The Insurer agrees that it and its shareholders, directors, agents, accountants and attorneys shall keep confidential any information provided to the Insurer pursuant to or in connection with this Agreement or the issuance of the Policy or otherwise related to the Transaction, including any matter of which it becomes aware during the inspections conducted or discussions had pursuant to Section 2.02(a)(v) (unless such information is readily available from public sources) and including in particular any such information that constitutes "customer information" within the meaning of 12 C.F.R. Part 30.1 (the "Regulation"), which the Insurer shall keep confidential in accordance with the Regulation, except as may be otherwise required by regulation, law or court order or requested by appropriate governmental authorities or as necessary to preserve its rights or security under or to enforce the Operative Documents or the Policy; provided, however, that the foregoing shall not limit the right of the Insurer to make such information available to its regulators, securities rating agencies, reinsurers, credit and liquidity providers, counsel and accountants. If the Insurer is requested or required (by oral questions, interrogatories, requests for information or documents

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subpoena, civil investigative demand or similar process) to disclose information provided to the Insurer pursuant to or in connection with this Agreement or the issuance of the Policy or otherwise related to the Transaction, including any information of which it becomes aware through such inspections or discussions, the Insurer will promptly notify IndyMac or the Depositor of such request(s) so that IndyMac or the Depositor may seek an appropriate protective order and/or waive the Insurer's compliance with the provisions of this Insurance Agreement. If, in the absence of a protective order or the receipt of a waiver hereunder, the Insurer is, nonetheless, in the opinion of its counsel (which shall be delivered to IndyMac and the Depositor), compelled to disclose such information to any tribunal or else stand liable for contempt or suffer other censure or significant penalty, the Insurer may disclose such information to such tribunal that the Insurer is compelled to disclose; provided, however, that a copy of all information disclosed is provided to the Sponsor, the Issuer and the Depositor promptly upon such disclosure.

      (h) Compliance with Law, Etc. No practice, procedure or policy employed, or proposed to be employed, by the Insurer in the conduct of its business violates any law, regulation, judgment, agreement, order or decree applicable to the Insurer that, if enforced, could result in a Material Adverse Change with respect to the Insurer.

      (i) Consent to Incorporation of Insurer Financial Statements. As of the date of the Prospectus Supplement and thereafter through the Incorporation Termination Date, the Insurer agrees that all consolidated financial statements of XL Capital Assurance Inc. and its subsidiaries included in documents filed by its direct or indirect parent with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, may be incorporated by reference into any Form 8-K, Form 10-D or Form 10-K filed by the Depositor, solely to the extent required to comply with the requirements of Item 1114(b)(2) of Regulation AB. It is understood and agreed that, to the extent any consent letter of the Insurer's accountants is required by the Depositor in connection with such filing in order to comply with the requirements of Regulation AB, the Insurer shall use commercially reasonable efforts to obtain such consent letter on behalf of the Depositor, provided that the fees and expenses payable in respect thereof shall be paid by the Seller upon demand.

      (j) Eligibility for Incorporation by Reference. As of the date of the Prospectus Supplement and thereafter through the Incorporation Termination Date, the Insurer represents and warrants that XL Capital Ltd. or Security Capital Assurance Ltd, as applicable, is subject to the reporting requirements of the Exchange Act and has filed all reports and other materials required to be filed by it pursuant to Section 13(a) or 15(d) of the Exchange Act during the 12 months preceding the date of the Prospectus Supplement (or such shorter period as such party was required to file reports under the Securities Exchange Act). If this representation is breached as of any date after the date of the Free Writing Prospectus or Prospectus Supplement and prior to the Incorporation Termination Date, the sole result of such breach shall be that the Insurer shall be required to furnish its Insurer Financial Statements thereafter pursuant to
Section 2.04(k) below until the earlier of (i) the Incorporation Termination Date and (ii) the date on which the representation and warranty in this Section 2.04(j) shall be true again.

      (k) Furnishing of Insurer Financial Statements. If the reports filed by the Insurer or its parent no longer include (or no longer properly incorporate by reference) the

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Insurer Financial Statements, or if the representation in Section 2.04(j) is no longer true, as soon as reasonably practicable after the release of its unaudited financial statements for each of the March, June and September fiscal quarters and the release of its audited financial statements for any fiscal year, the Insurer shall furnish to the Depositor such unaudited or audited financial statements, as appropriate for the related period meeting the requirements of Item 1114(b)(2)(ii) of Regulation AB. Any Insurer Financial Statements shall be delivered in electronic form via electronic mail to such address that has been designated by the Depositor and provided in writing to the Insurer. If applicable, the Insurer shall continue to furnish such quarterly and annual financial statements as set forth above until the Incorporation Termination Date.

      (l) Financial Information. As of the date of the Free Writing Prospectus and the Prospectus Supplement and as of the Closing Date, in the case of financial statements of the Insurer incorporated by reference into the Prospectus Supplement on its date, and as of the date any subsequent financial statements are incorporated by reference into the Prospectus Supplement or furnished to the Depositor pursuant to Section 2.04(k) above, such financial statements of the Insurer incorporated by reference in the Prospectus Supplement (collectively, the "Insurer Financial Statements"), (a) fairly present in all material respects the financial condition of the Insurer as of the dates referenced therein and for the periods covered by such statements in accordance with generally accepted accounting principles in the United States consistently applied, and, since the date of the last such financial statements there has been no material change in such financial condition of the Insurer which would materially and adversely affect its ability to perform its obligations under the Policy and (b) comply with Item 1114(b)(2)(ii) of Regulation AB.

      (m) Affiliations/Item 1119 Information. Upon receipt of an officer's certificate of the Depositor on or prior to January 15 of each calendar year that occurs prior to the Incorporation Termination Date, which officer's certificate furnishes the Insurer with a list of the parties with whom affiliations or relationships must be disclosed pursuant to Item 1119 of Regulation AB, the Insurer shall provide to the Depositor, to the extent actually known and material, a description of any affiliation or relationship required to be disclosed under Item 1119 of Regulation AB between the Insurer and any of the parties listed in Items 1119(a)(1)-(6) of Regulation AB that develops following the date hereof, no later than fifteen calendar days prior to the date the Depositor is required to file its Form 10-K disclosing such affiliation.

      (n) Assurances to Provide Additional Information. Until the Incorporation Termination Date, the Insurer agrees to comply with all reasonable requests of the Depositor for the delivery of such additional information as may be necessary for the Depositor to comply with Item 1114, so long as such information is available to the Insurer and not otherwise available to the Depositor.

      (o) No Affiliations. As of the date hereof, to the Insurer's actual knowledge, the Insurer is not an affiliate (as defined in Rule 405 of the Securities Act) of the 1119 Parties without regard to affiliations by common control with the Insurer.

      (p) Policy Exempt from Registration. The Policy is exempt from registration under the Securities Act.

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                                   ARTICLE III
                            THE POLICY; REIMBURSEMENT

      Section 3.01. Issuance of the Policy.

      The Insurer agrees to issue the Policy on the Closing Date subject to satisfaction of the conditions precedent set forth below on or prior to the Closing Date:

      (a) Payment of Premium and Expenses; Premium Letter. The Insurer shall have been reimbursed for fees and expenses identified in the Premium Letter or in Section 3.02 below as payable at closing, unless otherwise agreed between the Depositor and the Insurer;

      (b) Operative Documents. The Insurer shall have received a copy of each of the Operative Documents, in form and substance reasonably satisfactory to the Insurer, duly authorized, executed and delivered by each party thereto;

      (c) Governmental Approvals. The Insurer shall have received a copy of any governmental approval necessary for the Transaction;

      (d) Representations and Warranties. The representations and warranties (other than with respect to the Mortgage Loans) of each of the Seller, the Servicer and the Depositor that are made on and as of the Closing Date or Cut-off Date, as applicable, set forth or incorporated by reference in this Insurance Agreement shall be true and correct on and as of such Closing Date or Cut-off Date, as applicable;

      (e) Opinions of Counsel. The Insurer shall have received all opinions of counsel addressed to any of Moody's and S&P, the Indenture Trustee, the Owner Trustee, IndyMac, the Depositor and the Underwriter, or any other parties to the Operative Documents and the Transaction dated the Closing Date in form and substance reasonably satisfactory to the Insurer, addressed to the Insurer and addressing such matters as the Insurer may reasonably request, and the counsel providing each such opinion shall have been instructed by its client to deliver such opinion to the addressees thereof;

      (f) Approvals, Etc. The Insurer shall have received true and correct copies of all approvals, licenses and consents, if any, including any required approval of the shareholders or beneficial owners, as applicable, of IndyMac and the Depositor, required in connection with the Transaction;

      (g) No Litigation, Etc. No suit, action or other proceeding, investigation or injunction, or final judgment relating thereto, shall be pending or threatened before any court, governmental or administrative agency or arbitrator in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with any of the Operative Documents or the consummation of the Transaction;

      (h) Legality. No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any government or governmental or administrative agency or court that would make the Transaction illegal or otherwise prevent the consummation thereof;

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      (i) Satisfaction of Conditions of the Underwriting Agreement. All
conditions in the Underwriting Agreement relating to the Underwriters' obligation to purchase the Class A Notes shall have been satisfied, without taking into account any waiver by the Underwriter of any condition unless such waiver has been approved by the Insurer;

      (j) Issuance of Ratings. The Insurer shall have received confirmation that the Class A Notes are rated at least "BBB" by S&P and at least "Baa2" by Moody's, without regard to the Policy, and that the Class A Notes, when issued, will be rated "AAA" by S&P and "Aaa" by Moody's;

      (k) No Default. No Default or Event of Default shall have occurred;

      (l) Satisfactory Documentation. The Insurer and its counsel shall have reasonably determined that all documents, certificates and opinions to be delivered in connection with the Class A Notes conform to the terms of the Sale and Servicing Agreement, the Indenture and this Insurance Agreement; and

      (m) Delivery of Mortgage Notes. The Insurer shall have received evidence satisfactory to it that delivery has been made to the Indenture Trustee or a custodian of the Mortgage Note for each Mortgage Loan (or a copy of such Mortgage Note and a Lost Note Affidavit).

      Section 3.02. Payment of Fees and Premium.

      (a) Legal, Accounting and Due Diligence Fees. IndyMac shall pay or cause to be paid to the Insurer, at the Closing Date, legal fees, due diligence expenses and accounting fees incurred by the Insurer in connection with the issuance of the Policy in amounts and as described in the Premium Letter.

      (b) Premium. In consideration of the issuance by the Insurer of the Policy, the Insurer shall be paid the Premium in Premium Amounts in accordance with the terms of the Premium Letter and Section 5.01 of the Sale and Servicing Agreement. The Premium Amounts paid hereunder and pursuant to the Operative Documents and the Premium Letter shall be nonrefundable without regard to whether the Insurer makes any payment under the Policy or any other circumstances relating to the Class A Notes or provision being made for payment of the Class A Notes prior to maturity. All payments of Premium Amounts shall be made by wire transfer to an account designated from time to time by the Insurer by written notice to the Indenture Trustee. Although the Premium is fully earned by the Insurer as of the date of issuance, the Premium shall be payable in periodic installments of Premium Amounts as provided in the Premium Letter. The Premium Amount for each period shall be calculated on the basis of the actual number of days elapsed in the related period for which the premium is being paid divided by 360.

      (c) Rating Agency Fees. IndyMac shall promptly pay the initial fees of S&P and Moody's with respect to the Class A Notes and the transaction following receipt of a statement with respect thereto. All periodic and subsequent fees of S&P or Moody's with respect to, and directly allocable to, the Class A Notes shall be for the account of, and shall be billed to, IndyMac. The fees for any other rating agency shall be paid by the party requesting such other

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agency's rating unless such other agency is a substitute for S&P or Moody's in the event that S&P or Moody's is no longer rating the Class A Notes, in which case the fees for such agency shall be paid by IndyMac.

      Section 3.03. Reimbursement Obligation.

      (a) As and when due in accordance with and from the Net Available Funds as specified in Section 5.01 of the Sale and Servicing Agreement, the Insurer shall be entitled to reimbursement for any payment made by the Insurer under the Policy (including any portion of any amounts that are payable with Insured Amounts under the Policy as a result of the nonpayment of Premium Amounts to the Insurer), which reimbursement shall be due and payable on the date that any amount is paid under the Policy, in an amount equal to the amount to be so paid and all amounts previously paid that remain unreimbursed, together with interest on any and all such amounts remaining unreimbursed (to the extent permitted by law, if in respect of any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate.

      (b) Anything herein or in any Operative Document to the contrary notwithstanding, the Insurer shall be entitled to full reimbursement (i) from IndyMac for any payment made under the Policy arising as a result of IndyMac's failure to substitute for or deposit an amount in respect of any defective Mortgage Loan as required pursuant to Section 3.01 of the Mortgage Loan Purchase Agreement or Section 2.03 and Section 2.04 of the Sale and Servicing Agreement, together with interest on any and all such amounts remaining unreimbursed (to the extent permitted by law, if in respect of any such unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate, and (ii) from each of the Seller or the Servicer for any payment made under the Policy arising as a result of IndyMac's failure to pay or deposit any amount required to be paid or deposited pursuant to the Operative Documents on the date such amounts become due, together with interest on any and all such amounts remaining unreimbursed (to the extent permitted by law, if in respect of any such unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate.

      (c) IndyMac agrees to pay to the Insurer any and all reasonable charges, fees, costs and expenses that the Insurer may reasonably pay or incur, including reasonable attorneys' and accountants' fees and expenses, in connection with (i) in the event of payments under the Policy, any accounts established to facilitate payments under the Policy to the extent the Insurer has not been reimbursed within five Business Days after the date that any amount is paid by the Insurer under the Policy; (ii) the enforcement, defense or preservation of any rights in respect of any of the Operative Documents, including defending, monitoring or participating in any litigation or proceeding (including any insolvency proceeding in respect of any Transaction participant or any affiliate thereof) relating to any of the Operative Documents, any party to any of the Operative Documents (in its capacity as such a party) or the Transaction, including any foreclosure against, sale or other disposition of any collateral securing any obligations under any of the Operative Documents, or pursuit of any other remedies under any of the Operative Documents, to the extent such costs and expenses are not recovered from such foreclosure, sale or other disposition;

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and (iii) any amendment, waiver or other action with respect to, or related to, any Operative Document, whether or not executed or completed; Provided that three Business Days written notice of the intended payment or incurrence shall have been given to IndyMac by the Insurer, such reimbursement shall be due on the dates on which such charges, fees, costs or expenses are paid or incurred by the Insurer. Notwithstanding the foregoing, in no event shall the Insurer have any recourse under this subsection against the Seller or the Servicer with respect to any payments the Insurer has made in respect of principal or interest distributions on the Class A Notes (except pursuant to Section 3.03(b) above and Section 3.04 below). In addition, IndyMac shall be responsible for payment of all costs and expenses that the Insurer shall incur relating to any insolvency, bankruptcy or liquidation of IndyMac.

      (d) IndyMac agrees to pay to the Insurer interest (without duplication) on any and all amounts described in subsections 3.03(b), 3.03(c) and 3.03(e) and Sections 3.02 and 3.04 from the date such amounts become due or, in the case of subsection 3.03(c) or Section 3.04, are incurred or paid by the Insurer until payment thereof in full (after as well as before judgment), at the Late Payment Rate.

      (e) IndyMac agrees to pay to the Insurer as follows: any payments made by the Insurer on behalf of, or advanced to, IndyMac or the Depositor with respect to any amounts payable by IndyMac or the Depositor pursuant to any of the Operative Documents on the date any such payment is made or advanced by the Insurer. Notwithstanding the foregoing, in no event shall the Insurer have any recourse under this subsection against IndyMac or the Depositor with respect to any payments the Insurer has made in respect of principal or interest distributions on the Class A Notes (except pursuant to Section 3.03(b) above and Section 3.04 below).

      (f) The Insurer shall have no right to set-off payments to be made under the Policy against payments to be made to the Insurer by IndyMac or the Depositor (or any person or organization acting on their behalf), the Indenture Trustee, any Seller or any Holder or any affiliate, officer or director of any of them.

      Section 3.04. Indemnification.

      (a) In addition to any and all of the Insurer's rights of reimbursement, indemnification and subrogation and to any other rights of the Insurer pursuant hereto or under law or in equity, IndyMac, as Seller and as Servicer, agrees to pay, and to protect, indemnify and save harmless, the Insurer and its officers, directors, shareholders, employees, agents and each Person, if any, who controls the Insurer within the meaning of either Section 15 of the Securities Act or
Section 20 of the Securities Exchange Act from and against, any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including, without limitation, reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) incurred by the Insurer, its officers, directors, shareholders, employees, agents and each Person, if any, who controls the Insurer within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act, arising out of or relating to the transactions contemplated by the Operative Documents by reason of:

            (i) any statement, omission or action (other than any resulting from a statement in or omission from the Insurer Information or the Underwriter Information or any action by the Insurer other than any such action expressly required to be performed by IndyMac, the Servicer, the Owner Trustee or the Indenture Trustee pursuant to the Operative Documents) in connection with the offering or delivery of the Class A Notes other than those covered by subparagraph (v) below;

            (ii) the misfeasance or malfeasance of, or negligence, bad faith, willful misconduct or theft committed by, any director, officer, employee or agent of the Seller, the Servicer, the Depositor or the Issuing Entity in connection with any Transaction arising from or relating to the Operative Documents;

            (iii) the violation or alleged violation by the Seller, the Servicer, the Depositor or the Issuing Entity of any federal or state law, rule or regulation, or any judgment, order or decree applicable to it;

            (iv) the breach by the Seller, the Servicer, the Depositor or the Issuing Entity of any representation, warranty or covenant under any of the Operative Documents (it being understood that this provision shall only apply with respect to the representations and warranties as to the Mortgage Loans made in Section 3.01 of the Mortgage Loan Purchase Agreement and Section 2.04 of the Sale and Servicing Agreement if the Seller and the Depositor shall have failed to perform their obligations under Section 3.01 of the Mortgage Loan Purchase Agreement or Sections
      2.04 and 2.05 of the Sale and Servicing Agreement in respect of such breach) or the occurrence, in respect of IndyMac, in its capacity as Servicer, of any Event of Servicing Termination under the Sale and Servicing Agreement; or

            (v) any untrue statement or alleged untrue statement of a material fact contained in any Offering Document or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, other than with respect to the Insurer Information or the Underwriter Information.

      (b) In addition to any and all of the Insurer's rights of reimbursement, indemnification and subrogation and to any other rights of the Insurer pursuant hereto or under law or in equity, the Depositor agrees to pay, and to protect, indemnify and save harmless, the Insurer and its officers, directors, shareholders, employees, agents and each Person, if any, who controls the Insurer within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against, any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) incurred by the Insurer, its officers, directors, shareholders, employees, agents and each Person, if any, who controls the Insurer within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act, arising out of or relating to the transactions contemplated by the Operative Documents to which it or any Affiliate is a party by reason of:

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            (i) any statement, omission or action (other than any statement in or omission from the Insurer Information or the Underwriter Information or any action of the Insurer other than any such action explicitly required to be performed by the Depositor pursuant to the Operative Documents) in connection with the offering, issuance or delivery of the Class A Notes by the Depositor;

            (ii) the misfeasance or malfeasance of, or gross negligence or theft committed by, any director, officer, employee or agent of the Depositor in connection with any Transaction arising from or relating to the Operative Documents to which it is a party;

            (iii) the violation or alleged violation by the Depositor of any federal or state law, rule or regulation, or any judgment, order or decree applicable to it; or

            (iv) the breach by the Depositor of any representation, warranty or covenant under any of the Operative Documents to which it is a party.

      (c) The Insurer agrees to pay, and to protect, indemnify and save harmless, each of IndyMac and the Depositor and their respective officers, directors, shareholders, employees, agents and each Person, if any, who controls IndyMac and the Depositor within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against, any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature incurred by IndyMac, the Depositor or their respective officers, directors, shareholders, employees, agents and each Person, if any, who controls the Insurer within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act, arising out of or by reason of (i) any untrue statement or alleged untrue statement of a material fact contained in the Insurer Information or any omission or alleged omission to state in the Insurer Information a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) any failure of the Insurer to make a payment required to be made under the Policy on the date when such payment is due pursuant to the terms of the Policy or (iii) a breach of any of the representations, warranties and covenants of the Insurer contained in Section 2.04.

      (d) If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Person (individually, an "Indemnified Party" and, collectively, the "Indemnified Parties") in respect of which the indemnity provided in Section 3.04(a), (b) or (c) may be sought from IndyMac or the Depositor, on the one hand, or the Insurer, on the other (each, an "Indemnifying Party") hereunder, each such Indemnified Party shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all expenses. The omission so to notify the Indemnifying Party will not relieve it from any liability which it may have to any Indemnified Party except to the extent the Indemnifying Party is prejudiced thereby. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof at the expense of the Indemnified Party; provided, however, that the fees and expenses of such separate counsel shall be at the expense of the Indemnifying Party if (i) the Indemnifying Party has agreed in writing to

                                     - 32 -




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pay such fees and expenses, (ii) the Indemnifying Party shall have failed within a reasonable period of time to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to the Indemnified Party in any such action or proceeding or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time (in addition to local counsel) for the Indemnified Parties, which firm shall be designated in writing by the Indemnified Party and shall be reasonably satisfactory to the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent, which consent shall not be unreasonably withheld, conditioned or delayed, but, if settled with its written consent, or if there is a final judgment for the plaintiff in any such action or proceeding with respect to which the Indemnifying Party shall have received notice in accordance with this subsection (c), the Indemnifying Party agrees to indemnify and hold the Indemnified Parties harmless from and against any loss or liability by reason of such settlement or judgment. Notwithstanding anything in this paragraph to the contrary, the consent of such Indemnified Party shall not be required if such settlement fully discharges, with prejudice against the plaintiff, the claim or action against such Indemnified Party.

      (e) To provide for just and equitable contribution if the indemnification provided by the Indemnifying Party is determined to be unavailable or insufficient to hold harmless any Indemnified Party (other than due to application of this Section), each Indemnifying Party shall contribute to the losses incurred by the Indemnified Party on the basis of the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand.

      No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

      (f) The relative fault of each Indemnifying Party, on the one hand, and each Indemnified Party on the other, shall be determined by reference to, among other things, whather the indemnification event was within the control of the Indemnifying Party or the Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such event.

      Section 3.05. Payment Procedure.

      In the event of any payment by the Insurer, the Indenture Trustee, IndyMac and the Depositor agree to accept the voucher or other evidence of payment as prima facie evidence of

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the propriety thereof and the liability, if any, described in Section 3.03 therefor to the Insurer. All payments to be made to the Insurer under this Insurance Agreement shall be made to the Insurer in lawful currency of the United States of America in immediately available funds to the account number provided in the Premium Letter before 1:00 PM (New York, New York time) on the date when due or as the Insurer shall otherwise direct by written notice to the other parties hereto. In the event that the date of any payment to the Insurer or the expiration of any time period hereunder occurs on a day that is not a Business Day, then such payment or expiration of time period shall be made or occur on the next succeeding Business Day with the same force and effect as if such payment was made or time period expired on the scheduled date of payment or expiration date.

      Section 3.06. Subrogation.

      Subject only to the priority of payment provisions of Sections 5.01 and
5.08 of the Sale and Servicing Agreement and not in limitation of the Insurer's equitable right of subrogation, the parties hereto acknowledge that, to the extent of any payment made by the Insurer pursuant to the Policy for which the Insurer has not been reimbursed, the Insurer is to be fully subrogated to the extent of such payment and any additional interest due on any late payment, to the rights of the Holders of the Class A Notes to any moneys paid or payable in respect of the Class A Notes under the Operative Documents or otherwise, as and to the extent set forth in the Policy. The parties hereto agree to such subrogation and, further, agree to execute such instruments and to take such actions as, in the sole judgment of the Insurer, are necessary to evidence such subrogation and to perfect the rights of the Insurer to receive any moneys paid or payable in respect of the Notes under the Operative Documents or otherwise.

      Section 3.07. Deductions.

      All payments made to the Insurer in respect of this Article III shall be made without any deduction or withholding for or on account of any tax, levy, impost, duty, charge, assessment or fee of any nature unless such deduction or withholding is required by applicable law, as modified by practice of any relevant governmental revenue authority, then in effect. If a payor is required to deduct or withhold, then IndyMac shall (a) promptly notify the Insurer of such requirement, (b) pay to the Insurer, in addition to the amount to which the Insurer is otherwise entitled, such additional amount as is necessary to ensure that the net amount actually received by the Insurer (free and clear of any taxes, whether assessed against the payor or the Insurer) will equal the full amount the Insurer would have received had no such deduction or withholding been required and (c) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid to the Insurer pursuant to foregoing clause (b)).

                                   ARTICLE IV
                               FURTHER AGREEMENTS

      Section 4.01. Effective Date; Term of the Insurance Agreement.

      This Insurance Agreement shall take effect on the Closing Date and shall remain in effect until the later of (a) such time as the Insurer is no longer subject to a claim under the Policy and

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the Policy shall have been surrendered to the Insurer for cancellation and (b)
all amounts payable to the Insurer by IndyMac or the Depositor hereunder or from any other source hereunder or under the Operative Documents or the Policy and all amounts payable under the Class A Notes have been paid in full; provided, however, that the provisions of Sections 2.04, 3.02, 3.03, 3.04 and 6.15 hereof shall survive any termination of this Insurance Agreement.

      Section 4.02. Waiver of Rights.

      Except at such times as an Insurer Default shall exist and be continuing, none of IndyMac, the Depositor or the Indenture Trustee shall grant any waiver of rights under any of the Operative Documents to which any of them is a party without the prior written consent of the Insurer, which shall not be unreasonably withheld, conditioned or delayed and any such waiver without prior written consent of the Insurer shall be null and void and of no force or effect.

      Section 4.03. Obligations Absolute.

      (a) The obligations of IndyMac and the Depositor hereunder shall be absolute and unconditional and shall be paid or performed strictly in accordance with this Insurance Agreement under all circumstances irrespective of:

            (i) any lack of validity or enforceability of any of the Operative Documents or the Class A Notes, or any amendment or other modifications of, or waiver, with respect to any of the Operative Documents or the Class A Notes, that have not been approved by the Insurer;

            (ii) any exchange or release of any other obligations hereunder;

            (iii) the existence of any claim, setoff, defense, reduction, abatement or other right that IndyMac or the Depositor may have at any time against the Insurer or any other Person;

            (iv) any document presented in connection with the Policy proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (v) any payment by the Insurer under the Policy against presentation of a certificate or other document that does not strictly comply with terms of that Policy;

            (vi) any failure of IndyMac or the Depositor to receive the proceeds from the sale of the Class A Notes;

            (vii) any other circumstances, other than payment in full, that might otherwise constitute a defense available to, or discharge of, IndyMac or the Depositor in respect of any Operative Document;

            (viii) the bankruptcy or insolvency of the Insurer or any other party;

            (ix) any default or alleged default of the Insurer under the Policy; or

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            (x) the inaccuracy or alleged inaccuracy of any notice or
      certificate upon which a claim under the Policy is based.

      (b) IndyMac and the Depositor and any and all others who are now or may become liable for all or part of the obligations of IndyMac or the Depositor under this Insurance Agreement irrevocably renounce the right to assert as a defense to the performance of their respective obligations each of the following: (i) to the extent permitted by law, any and all redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness and obligations evidenced by any Operative Document or by any extension or renewal thereof; (ii) presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor and notice of protest; (iii) all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default or enforcement of any payment hereunder, except as required by the Operative Documents; (iv) all rights of abatement, diminution, postponement or deduction, or to any defense other than payment, or to any right of setoff or recoupment arising out of any breach under any of the Operative Documents, by any party thereto or any beneficiary thereof, or out of any obligation at any time owing to IndyMac or the Depositor (v) agree that its liabilities hereunder shall be unconditional and without regard to any set-off, counterclaim or the liability of any other Person for the payment hereof; (vi) agree that any consent, waiver or forbearance hereunder with respect to an event shall operate only for such event and not for any subsequent event; (vii) consent to any and all extensions of time that may be granted by the Insurer with respect to any payment hereunder or other provisions hereof and to the release of any security at any time given for any payment hereunder, or any part thereof, with or without substitution, and to the release of any Person or entity liable for any such payment; and (viii) consent to the addition of any and all other makers, endorsers, guarantors and other obligors for any payment hereunder, and to the acceptance of any and all other security for any payment hereunder, and agree that the addition of any such obligors or security shall not affect the liability of the parties hereto for any payment hereunder.

      (c) IndyMac and the Depositor and any and all others who are now or may become liable for all or part of the obligations of IndyMac or the Depositor under this Insurance Agreement agree to be bound by this Insurance Agreement and
(i) agree that any consent, waiver or forbearance hereunder with respect to an event shall operate only for such event and not for any subsequent event and
(ii) consent to any and all extensions of time that may be granted by the Insurer with respect to any payment hereunder or other provisions hereof and to the release of any security at any time given for any payment hereunder, or any part thereof, with or without substitution, and to the release of any Person or entity liable for any such payment.

      (d) Nothing herein shall be construed as prohibiting IndyMac or the Depositor from pursuing any rights or remedies it may have against any Person in a separate legal proceeding.

      Section 4.04. Assignments; Reinsurance; Third-Party Rights.

      (a) This Insurance Agreement shall be a continuing obligation of the parties hereto and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither IndyMac nor the Depositor may assign any of their respective rights under this Insurance Agreement or the Policy, or delegate any of their respective duties hereunder or thereunder, without the prior written consent of the Insurer, which consent shall not be unreasonably withheld, delayed or conditioned. Any assignments made in violation of this Insurance Agreement shall be null and void.

      (b) The Insurer shall have the right to give participations in its rights under this Insurance Agreement and to enter into contracts of reinsurance with respect to the Policy upon such terms and conditions as the Insurer may in its discretion determine; provided, however, that no such participation or reinsurance agreement or arrangement shall relieve the Insurer of any of its obligations hereunder or under the Policy, nor shall IndyMac or the Depositor be required to deal directly with any such parties, nor shall such parties have direct rights against IndyMac or the Depositor.

      (c) In addition, the Insurer shall be entitled to assign or pledge to any bank or other lender providing liquidity or credit with respect to the Transaction or the obligations of the Insurer in connection therewith any rights of the Insurer under the Operative Documents or with respect to any real or personal property or other interests pledged to the Insurer, or in which the Insurer has a security interest, in connection with the Transaction; provided that the Insurer shall notify IndyMac in writing upon any such assignment.

      (d) Except as provided herein with respect to participants and reinsurers, nothing in this Insurance Agreement shall confer any right, remedy or claim, express or implied, upon any Person, including, particularly, any Holder, other than the Insurer against IndyMac or the Depositor, or IndyMac or the Depositor against the Insurer, and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their successors and permitted assigns. Neither the Indenture Trustee nor any Holder shall have any right to payment from any Premiums paid or payable hereunder or under the Sale and Servicing Agreement or from any amounts paid by IndyMac pursuant to Sections 3.02 or 3.03.

      Section 4.05. Liability of the Insurer.

      Neither the Insurer nor any of its officers, directors or employees shall be liable or responsible for: (a) the use that may be made of the Policy by the Indenture Trustee or for any acts or omissions of the Indenture Trustee in connection therewith; (b) the validity, sufficiency, accuracy or genuineness of documents delivered to the Insurer in connection with any claim under the Policy, or of any signatures thereon, even if such documents or signatures should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged (unless the Insurer shall have actual knowledge thereof) or
(c) any acts or omissions of the Servicer, the Issuing Entity, the Depositor, the Indenture Trustee or the Owner Trustee in connection with the Transaction or the Operative Documents to which it is a party. In furtherance and not in limitation of the foregoing, the Insurer may accept documents that appear on their face to be in order, without responsibility for further investigation.

      Section 4.06. Annual Servicing Audit and Certification.

      The annual servicing audit required pursuant to Section 3.11 of the Sale and Servicing Agreement shall be performed by an independent third party reasonably acceptable to the

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Insurer. Any one of the four major nationally recognized firms of independent public accountants is deemed to be acceptable.

                                    ARTICLE V
                              DEFAULTS AND REMEDIES

      Section 5.01. Defaults.

      The occurrence of any of the following shall constitute an Event of Default hereunder:

      (a) [Reserved]

      (b) Any representation or warranty (other than a representation or warranty in respect of the Mortgage Loans contained in Section 3.01 of the Mortgage Loan Purchase Agreement or Section 2.04 of the Sale and Servicing Agreement) made by IndyMac or the Depositor hereunder or under the Operative Documents, or in any certificate furnished hereunder or under the Operative Documents, shall prove to be untrue or incorrect in any material respect (including, without limitation, any representation or warranty made by the Seller, the Servicer or the Depositor as to the Trust Fund);

      (c) (i) IndyMac or the Depositor shall fail to pay when due any amount payable by it hereunder or (ii) a legislative body has enacted any law that declares or a court of competent jurisdiction shall find or rule that this Insurance Agreement or any other Operative Document is not valid and binding on IndyMac or the Depositor; provided that, with respect to any law or judicial action within the scope of this clause (ii), IndyMac and the Depositor shall have 30 days to reinstate the binding effect of this Insurance Agreement or any other Operative Document, and the Insurer agrees to take such actions as may be reasonably requested of it to facilitate the reinstatement of such binding effect;

      (d) The occurrence and continuance of any "Event of Servicing Termination" under any Operative Document; provided that it is understood that any failure to maintain a perfected first priority security interest in favor of the Indenture Trustee in any of the Collateral shall constitute an Event of Default hereunder;

      (e) Any failure on the part of IndyMac or the Depositor duly to observe or perform in any material respect any other of the covenants or agreements on the part of IndyMac or the Depositor contained in this Insurance Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to IndyMac by the Insurer (with a copy to the Indenture Trustee) or by the Indenture Trustee (with a copy to the Insurer, including, without limitation, any covenants of the Servicer or the Depositor made as to the Trust Fund); provided, that such failure shall not constitute an Event of Default hereunder, if within such 30-day period IndyMac or the Depositor, as the case may be, shall have given notice to the Insurer of corrective action it proposes to take, which corrective action is satisfactory to the Insurer as evidenced by its written acceptance thereof, and IndyMac or the Depositor shall thereafter pursue such corrective action diligently until such default is cured;

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      (f) A decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator or other similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against IndyMac or the Depositor and such decree or order shall have remained in force undischarged or unstayed for a period of 90 consecutive days;

      (g) IndyMac or the Depositor shall consent to the appointment of a conservator or receiver or liquidator or other similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to IndyMac or the Depositor or of or relating to all or substantially all of their respective property; or

      (h) IndyMac or the Depositor shall become insolvent or admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of or otherwise voluntarily commence a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

      Section 5.02. Remedies; No Remedy Exclusive.

      (a) Upon the occurrence of an Event of Default, the Insurer may exercise any one or more of the rights and remedies set forth below:

            (i) declare all indebtedness under any of the Operative Documents or arising out of the Transaction of every type or description then owed by the Seller, the Servicer or the Depositor to the Insurer to be immediately due and payable, and the same shall thereupon be immediately due and payable;

            (ii) exercise any rights and remedies of the Insurer under the Trust Agreement in its own capacity or in its capacity as the Person entitled to exercise the rights of the Holders of the Class A Notes, in accordance with the terms thereof or direct the Owner Trustee to exercise such rights and remedies in accordance with the terms of the Trust Agreement;

            (iii) exercise any rights and remedies of the Insurer under the Indenture in its own capacity or in its capacity as the Person entitled to exercise the rights of the Holders of the Class A Notes, in accordance with the terms thereof or direct the Indenture Trustee to exercise such rights and remedies in accordance with the terms of the Indenture;

            (iv) exercise any rights and remedies of the Insurer under the Sale and Servicing Agreement or the Mortgage Loan Purchase Agreement in its own capacity or in its capacity as the Person entitled to exercise the rights of the Holders of the Class A Notes, in accordance with the terms thereof or direct the appropriate party to exercise such rights and remedies in accordance with the terms of the Sale and Servicing Agreement or the Mortgage Loan Purchase Agreement (including, without limitation, the right to terminate the Servicer as described in the Sale and Servicing Agreement); or

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            (v) take whatever action at law or in equity as may appear necessary or desirable in its judgment to collect the amounts, if any, then due under this Insurance Agreement or any other Operative Document or to enforce performance and observance of any obligation, agreement or covenant of IndyMac or the Depositor under this Insurance Agreement or any other Operative Documents.

      (b) Unless otherwise expressly provided, no remedy herein conferred or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under this Insurance Agreement, the Indenture, or existing at law or in equity. No delay or omission to exercise any right or power accruing under this Insurance Agreement or the Indenture upon the happening of any event set forth in Section 5.01 shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Insurer to exercise any remedy reserved to the Insurer in this Article, it shall not be necessary to give any notice, other than such notice as may be required by this Article.

      Section 5.03. Waivers.

      (a) No failure by the Insurer to exercise, and no delay by the Insurer in exercising, any right hereunder shall operate as a waiver thereof. The exercise by the Insurer of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein to the Insurer are declared in every case to be cumulative and not exclusive of any remedies provided by law or equity.

      (b) The Insurer shall have the right, to be exercised in its complete discretion, to waive any Event of Default hereunder, by a writing setting forth the terms, conditions and extent of such waiver signed by the Insurer and delivered to IndyMac. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the Event of Default so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

                                   ARTICLE VI
                                  MISCELLANEOUS

      Section 6.01. Third-Party Beneficiary.

      IndyMac, in its capacity as the Seller and the Servicer, and the Depositor hereby agree that the Insurer shall have all rights provided to the Insurer in the Operative Documents and that the Insurer shall constitute a third-party beneficiary with respect to such rights in respect of the Operative Documents and hereby incorporates and restates its representations, warranties and covenants as set forth therein for the benefit of the Insurer. The Insurer agrees that the rights it shall have as a third-party beneficiary under the Indenture shall be limited to the rights granted to it in the Indenture, either acting in its own capacity or in its capacity as the Person entitled to exercise the rights of the Holders of the Class A Notes.

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      Section 6.02. Amendments, Etc.

      This Insurance Agreement may be amended, modified, supplemented or terminated only by written instrument or written instruments signed by the parties hereto. IndyMac agrees to provide a copy of any amendment to this Insurance Agreement promptly to the Indenture Trustee and the rating agencies maintaining a rating on the Class A Notes. No act or course of dealing shall be deemed to constitute an amendment, modification, supplement or termination hereof.

      Section 6.03. Notices.

      All demands, notices and other communications to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered and telecopied or emailed to the recipient as follows:

      (a) To the Insurer:

                  XL Capital Assurance Inc.
                  1221 Avenue of the Americas
                  New York, New York  10021-1001
                  Attention: Surveillance
                  Facsimile: (212) 478-3587
                  Confirmation: (212) 478-3400

            (in each case in which notice or other communication to the Insurer refers to an Event of Default, a claim on the Policy or with respect to which failure on the part of the Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the general counsel of each of the Insurer, IndyMac and the Indenture Trustee and, in all cases, both any original and all copies shall be marked to indicate "URGENT MATERIAL ENCLOSED.")

      (b) To IndyMac:

                  IndyMac Bank, F.S.B.
                  888 East Walnut Street
                  Pasadena, California  91101
                  Attention: Treasurer

            Notice to IndyMac shall also constitute notice to the Depositor to the extent the party providing such notice is required to provide notice to both parties (in each case in which notice or other communication to IndyMac refers to an Event of Default, a claim against IndyMac or the Depositor or with respect to which failure on the part of IndyMac or the Depositor to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the general counsel of each of IndyMac, the Insurer and the Indenture Trustee and, in all cases, both any original and all copies shall be marked to indicate "URGENT MATERIAL ENCLOSED.").

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      (c) To the Depositor:

                  IndyMac MBS, Inc.
                  155 North Lake Avenue
                  Pasadena, California 91101

      (d) To the Indenture Trustee:

                  Deutsche Bank National Trust Company
                  1761 East Saint Andrew Place
                  Santa Ana, California 92705-4934
                  Attention: Trust Administration-- IN06H3
                  Facsimile: 714-247-6255
                  Confirmation: 714-656-2622

      A party may specify an additional or different address or addresses by writing mailed or delivered to the other parties as aforesaid. All such notices and other communications shall be effective upon receipt.

      Section 6.04. Severability.

      In the event that any provision of this Insurance Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereto is unavailable or unenforceable shall not affect in any way the ability of such party to pursue any other remedy available to it.

      Section 6.05. Governing Law.

      This Insurance Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the conflict of laws provisions thereof other than Sections 5-1401 and 5-1402 of the General Obligations Law) which the Parties expressly rely upon as the governing law hereunder.

      Section 6.06. Consent to Jurisdiction.

      (a) The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against it and to or in connection with any of the Operative Documents, the Policy or the Transaction or for recognition or enforcement of any judgment, and the parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard or determined in such New York state court or, to the extent permitted by law, in such federal court. The parties hereto agree that a final unappealable judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, the parties hereto hereby waive and agree not to

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assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the related documents or the subject matter thereof may not be litigated in or by such courts.

      (b) To the extent permitted by applicable law, the parties hereto shall not seek and hereby waive the right to any review of the judgment of any such court by any court of any other nation or jurisdiction which may be called upon to grant an enforcement of such judgment.

      (c) Service on the IndyMac or the Depositor may be made by mailing or delivering copies of the summons and complaint and other process which may be served in any suit, action or proceeding to IndyMac or the Depositor, in each case at the address specified in Section 6.03 hereunder. Such address may be changed by the applicable party or parties by written notice to the other parties hereto. The provision of notice to change the address set forth in
Section 6.03 shall constitute notice for purposes of the preceding sentence, unless such notice shall expressly state to the contrary.

      (d) Nothing contained in this Insurance Agreement shall limit or affect any party's right to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Operative Documents against any other party or its properties in the courts of any jurisdiction.

      Section 6.07. Consent of the Insurer.

      In the event that the consent of the Insurer is required under any of the Operative Documents, the determination whether to grant or withhold such consent shall be made by the Insurer in its sole discretion without any implied duty towards any other Person, except as otherwise expressly provided therein, and such consent is only effective when and if given by the Insurer in writing.

      Section 6.08. Counterparts.

      This Insurance Agreement may be executed in counterparts by the parties hereto, and all such counterparts shall constitute one and the same instrument.

      Section 6.09. Headings.

      The headings of Articles and Sections and the Table of Contents contained in this Insurance Agreement are provided for convenience only. They form no part of this Insurance Agreement and shall not affect its construction or interpretation.

      Section 6.10. Trial by Jury Waived.

      Each party hereby waives, to the fullest extent permitted by law, any right to a trial by jury in respect of any litigation arising directly or indirectly out of, under or in connection with any of the Operative Documents, the Policy or any of the Transactions contemplated thereunder. Each party hereto
(A) certifies that no representative, agent or attorney of any party hereto has represented, expressly or otherwise, that it would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it has been induced to enter into the Operative Documents to which it is a party (or, in the case of the Policy, the Insurer so acknowledges) by, among other things, this waiver.

      Section 6.11. Limited Liability.

      No recourse under any Operative Document shall be had against, and no personal liability shall attach to, any officer, employee, director, affiliate or shareholder of any party hereto, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise in respect of any of the Operative Documents or the Policy, it being expressly agreed and understood that each Operative Document is solely a corporate obligation of each party thereto, and that any and all personal liability, either at common law or in equity, or by statute or constitution, of every such officer, employee, director, affiliate or shareholder for breaches of any party thereto of any obligations under any Operative Document is hereby expressly waived as a condition of and in consideration for the execution and delivery of this Insurance Agreement.

      Section 6.12. Limitation of Owner Trustee Liability.

      It is expressly understood and agreed by the parties hereto that (a) this Insurance Agreement is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Insurance Agreement or any Operative Document.

      Section 6.13. Entire Agreement.

      This Insurance Agreement and the Policy set forth the entire agreement between the parties with respect to the subject matter hereof and thereof, and this Insurance Agreement supersedes and replaces any agreement or understanding that may have existed between the parties prior to the date hereof in respect of such subject matter.

      Section 6.14. No Partnership.

      Nothing in this Insurance Agreement or any other agreement entered into in connection with the Transaction shall be deemed to constitute the Insurer a partner, co-venturer or joint owner of property with any other entity.

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      Section 6.15. No Petition.

      Each party hereto, by entering into this Insurance Agreement, hereby covenants and agrees that they will not at any time institute against the Depositor or the Issuing Entity, or join any institution against the Depositor or the Issuing Entity of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law or similar laws of other jurisdictions in connection with any obligation relating to the Class A Notes, this Insurance Agreement or any of the Operative Documents; provided that nothing herein shall prohibit the Indenture Trustee from filing proofs of claim with respect to any such proceedings. This Section 6.15 will survive for one year and one day following the last payment on the Class A notes.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement, all as of the day and year first above mentioned.

                                        XL CAPITAL ASSURANCE INC.
                                            as Insurer

                                        By:     /s/ Linda Kobrin
                                            ------------------------------------
                                            Name: Linda Kobrin
                                            Title: Managing Director

                                        INDYMAC BANK, F.S.B.,
                                            as Seller and Servicer

                                        By:     /s/ Jill Jacobson
                                            ------------------------------------
                                            Name: Jill Jacobson
                                            Title: Vice President

                                        INDYMAC MBS, INC.,
                                            as Depositor

                                        By:     /s/ Jill Jacobson
                                            ------------------------------------
                                            Name: Jill Jacobson
                                            Title: Vice President

                                        DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                        not in its individual capacity but
                                        solely as Indenture Trustee

                                        By:     /s/ Amy Stoddard
                                            ------------------------------------
                                            Name: Amy Stoddard
                                            Title: Authorized Signer

                                        INDYMAC HOME EQUITY MORTGAGE LOAN
                                        ASSET-BACKED TRUST, SERIES 2006-H3,

                                             as Issuing Entity
                                           By: Wilmington Trust Company, not in
                                           its individual capacity but solely as
                                           Owner Trustee

                                        By:     /s/ Erwin M. Soriano
                                            ------------------------------------
                                            Name: Erwin M. Soriano
                                            Title: Assistant Vice President